Exhibit 99.1

F-1

INDEPENDENT AUDITOR’S REPORT

To the Managing Member
of The Home Integrator Holdings, LLC

We have audited the accompanying financial statements of The Home Integrator Holdings, LLC (a Delaware Limited Liability Corporation), which comprise the consolidated balance sheet at December 31, 2020, and the related consolidated statements of operations, changes in deficiency in member’s equity, and cash flows for the period from January 27, 2020 (Inception) to December 31, 2020, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Home Integrator Holdings, LLC as of December 31, 2020, and the results of its operations and its cash flows for the period from January 27, 2020 (Inception) to December 31, 2020, in accordance with accounting principles generally accepted in the United States of America.

/s/ Daszkal Bolton LLP

Fort Lauderdale, Florida

May 11, 2021

F-2

The Home Integrator Holdings, LLC

Consolidated Balance Sheet

December 31, 2020

ASSETS
CURRENT ASSETS
Cash	$21,501
Accounts receivable, net	19,689
Inventory	19,130
Total current assets	60,320
PROPERTY AND EQUIPMENT
Property and equipment	35,901
Accumulated amortization	(4,787)
Net property and equipment	31,114
Total Assets	$91,434
LIABILITIES AND DEFICIENCY IN MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$92,206
Accrued liabilities	38,261
Note payable, current portion	5,277
Note payable, related party	95,491
Total current liabilities	231,235
LONG TERM LIABILITIES
Note payable, long term portion	20,861
Total long term liabilities	20,861
Total Liabilities	252,096
Commitments and Contingencies	–
DEFICIENCY IN MEMBERS’ EQUITY
Members’ equity, Class A	25
Members’ equity, Class I	8,333
Accumulated deficit	(169,020)
Total deficiency in members’ equity	(160,662)
Total Liabilities and Deficiency in Members’ Equity	$91,434

The accompanying notes are an integral part of the consolidated financial statements

F-3

The Home Integrator Holdings, LLC

Consolidated Statements of Operations

Period since inception (January 27, 2020) ended December 31, 2020

REVENUES
Revenue	$372,751

Total revenues	372,751

COST OF SALES
Cost of sales	228,831

Total cost of sales	228,831

GROSS MARGIN	143,920

OPERATING EXPENSES
General and administrative	216,967
Bad debt expense	5,047
Depreciation expense	4,787
Wages	55,871
Professional fees	28,748

Total operating expenses	311,420

Loss from operations	(167,500)

Other expense
Interest expense	1,520

Total other expense	1,520

Net loss	$(169,020)

The accompanying notes are an integral part of the consolidated financial statements

F-4

The Home Integrator Holdings, LLC

Consolidated Statement of Changes in Deficiency in Members’ Equity

For the period since inception (January 27, 2020) ended December 31, 2020

	Class A		Class I
	Number of Units	Cost	Number of Units	Cost	Accumulated Deficit	Total Deficiency in Members’ Equity

BALANCE, January 27, 2020 (Inception)	–	$–	–	$–	$–	$–

Issuance of Class A units for services	7,600,000	25	–	–	–	25
Vesting of Class I members units issued for services	–	–	8,333	8,333	–	8,333
Net loss	–	–	–	–	(169,020)	(169,020)

BALANCE, December 31, 2020	7,600,000	$25	8,333	$8,333	$(169,020)	$(160,662)

The accompanying notes are an integral part of the consolidated financial statements

F-5

The Home Integrator Holdings, LLC

Consolidated Statements of Cash Flows

Period since inception (January 27, 2020) ended December 31, 2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(169,020)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	4,787
Amortization of deferred compensation	8,333
Changes in operating assets and liabilities:
Increase in accounts receivable	(19,689)
Increase in inventory	(19,130)
Increase in accounts payable	92,206
Increase in accrued expenses	38,261
Net cash used in operating activities	(64,252)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(35,901)
Net cash used by investing activities	(35,901)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related party note payable	95,491
Proceeds from third party note payable	29,095
Members’ contributions	25
Payments on third party note payable	(2,957)
Net cash provided by financing activities	121,654
Net increase in cash	21,501
CASH, January 27, 2020	–
CASH, end of period	$21,501
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid in cash	$1,520
Income tax paid in cash	$–
Non-Cash Investing and Financing Activities:
Class I Members units granted	$400,000

The accompanying notes are an integral part of the consolidated financial statements

F-6

The Home Integrator Holdings, LLC

Notes to Consolidated Financial Statements

(1) ORGANIZATION AND NATURE OF OPERATIONS

The Home Integrator of the Delaware Valley, LLC, (“HIDV”) was formed on January 27, 2020, under the laws of the State of Delaware. In November 2020, HIDV became a wholly owned subsidiary of The Home Integrator Holdings, LLC., (“the Company,” or “HIH”), an entity formed on January 28, 2020, under the laws of the State of Delaware. The transaction was accounted for as a recapitalization, with retrospective treatment.

The Company’s business activities are primarily integrating smart appliances and security systems for residences.

The accompanying consolidated financial statements include the activities of The Home Integrator Holdings, LLC and The Home Integrators of the Delaware Valley, LLC, its wholly owned subsidiary.

(2) LIQUIDITY AND GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. At December 31, 2020, the Company has a deficiency in working capital of $170,915, and a deficiency in member’s equity of $160,662. The ability of the Company to continue as a going concern is dependent upon increasing operations, developing sales and obtaining additional capital and financing. The Company is seeking to raise sufficient equity capital to enable it to continue to grow its operations and to enable it to pay off its existing indebtedness. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Basis of Presentation and Principles of Consolidation. The Company’s consolidated financial statements include the financial statements of Home Integrator Holdings, LLC and its wholly owned subsidiary, The Home Integrators of the Delaware Valley, LLC. All intercompany balances and transactions have been eliminated.

The accompanying condensed consolidated financial statements have been prepared in accordance with Generally Accepted Accounting Principles ("GAAP") in the United States of America ("U.S.") as promulgated by the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") and with the rules and regulations of the U.S. Securities and Exchange Commission ("SEC"). The consolidated financial statements reflect all normal recurring adjustments, which, in the opinion of management, are considered necessary for a fair presentation of the results for the period shown. The results of operations for the periods presented are not necessarily indicative of the results expected for any future period.

Use of Estimates. The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates in the accompanying consolidated financial statements involved the valuation of depreciable life of the fixed assets, valuation of long lived assets and valuation of member units issued as compensation.

b) Cash and cash equivalents. The Company considers all highly liquid securities with original maturities of three months or less when acquired, to be cash equivalents. The Company had no financial instruments that qualified as cash equivalents at December 31, 2020.

c) Inventories. Inventories consist of equipment to be installed and supplies and are valued at the lower of cost (first-in, first-out method) or market using the specific identification method.

F-7

The Home Integrator Holdings, LLC

Notes to Consolidated Financial Statements

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

d) Property and equipment. All property and equipment are recorded at cost and depreciated over their estimated useful lives, generally three, five or seven years, using the straight-line method. Upon sale or retirement, the cost and related accumulated depreciation are eliminated from their respective accounts, and the resulting gain or loss is included in the results of operations. Repairs and maintenance charges, which do not increase the useful lives of the assets, are charged to operations as incurred.

e) Impairment of long-lived assets. A long-lived asset is tested for impairment whenever events or changes in circumstances indicate that its carrying value amount may not be recoverable. An impairment loss is recognized when the carrying amount of the asset exceeds the sum of the undiscounted cash flows resulting from its use and eventual disposition. The impairment loss is measured as the amount by which the carrying amount of the long-lived assets exceeds its fair value.

f) Financial instruments and Fair value measurements. ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

ASC 825 also requires disclosures of the fair value of financial instruments. The carrying value of the Company’s current financial instruments, which include cash, accounts payable and accrued liabilities approximates their fair values because of the short-term maturities of these instruments.

FASB ASC 820 “Fair Value Measurement” clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. It also requires disclosure about how fair value is determined for assets and liabilities and establishes a hierarchy for which these assets and liabilities must be grouped, based on significant levels of inputs as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability.

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

g) Revenue recognition. The Company recognizes revenues under the framework prescribed in ASC 606 “Revenues from Contracts with Customers”. This revenue recognition standard has a five step process: a) Determine whether a contract exists; b) Identify the performance obligations; c) Determine the transaction price; d) Allocate the transaction price; e) Recognize revenue when (or as) performance obligations are satisfied. The Company’s principal operations are the installation of integrated systems in homes with payment due upon completion, which corresponds to a single performance obligation. Revenue is recognized upon completion of the contract as the performance obligation is satisfied by transferring control of the goods and services to the customer.

F-8

The Home Integrator Holdings, LLC

Notes to Consolidated Financial Statements

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

h) Income Taxes. As a limited liability company taxed as a partnership, the Partnership is not a taxpaying entity for federal or state income tax purposes; accordingly, a provision for income taxes has not been recorded in the accompanying financial statements. Partnership income or losses are reflected in the partners’ individual or corporate tax returns in accordance with their ownership percentages.

As defined by Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 740, “Income Taxes” no provision or liability for materially uncertain tax positions was deemed necessary by management. Therefore, no provision or liability for uncertain tax positions has been included in these financial statements. Generally, the Partnerships tax returns remain open for three years for federal income tax examination.

i) Recent accounting pronouncements. Certain FASB Accounting Standard Updates (“ASU”) that are not effective until after December 31, 2020 are not expected to have a significant effect on the Company’s consolidated financial position or results of operations.

j) Date of Management Review. Management evaluates events and transactions occurring subsequent to the date of the financial statements for matters requiring recognition or disclosure in these financial statements. The accompanying financial statements consider events through May 11, 2021, the date these financial statements were available to be issued.

(4) ACCOUNTS RECEIVABLE

The Company adopted Financial Accounting Standards Board Accounting Standards Update (ASU) 2016-13 (Topic 326) “Measurement of Credit Losses on Financial Instruments” at inception. This ASU requires the Company to report its trade receivables not held for sale net of an allowance for credit losses. At December 31, 2020, accounts receivable are reflected net of an allowance for credit losses in the amount of $5,047.

(5) PROPERTY AND EQUIPMENT

Property and Equipment consisted of the following at December 31, 2020:

2020
Fixed Assets	$35,901
Less: accumulated depreciation	(4,787)
Total P&E	$31,114

Depreciation expense for the period was $4,787.

(6) NOTES PAYABLE

During 2020, the Company, through its wholly owned subsidiary, HIDV, entered into two notes payable.

One note in the amount of $95,491 is owed to a related party under a note that carries no interest and is due on demand.

The second note is payable to a third party at a rate of $576 monthly, has a remaining principal balance of $26,138 at December 31, 2020, carries a 6.99% interest rate and matures in April 2025. This note is secured by a vehicle owned by HIDV. The future commitments under this note are: 2021 - $5,277; 2022 - $5,658; 2023 - $6,066; 2024 - $6,504 and 2025 - $2,633.

F-9

The Home Integrator Holdings, LLC

Notes to Consolidated Financial Statements

(7) COMMITMENTS AND CONTINGENCIES

a) Legal Matters. From time to time, the Company may be involved in asserted claims or litigation relating to claims arising out of operations in the normal course of business. As of December 31, 2020, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations.

(8) DEFICIENCY IN MEMBERS’ EQUITY

At December 31, 2020 the Company is authorized to issue an unlimited number of Class A and Class I member units and has 7,600,000 Class A units issued and outstanding and has issued 400,000 Class I units of which 8,333 are vested and outstanding.

Class A units are ownership interests. Class I units are profit participation units under the US Tax Code. The units participate based on the calculation of a sale of the Company’s net assets in liquidation above $1.5 million.

At inception the Company issued 7,600,000 units to the founders in exchange for $25 contributed in cash.

On December 1, 2020, the Company granted 400,000 Class I units to an employee. The units vest at a rate of 100,000 units on the annual anniversary date of the grant and require the employee to be continuously employed at the Company during the vesting year. These units have a stated capital account of zero for U.S. IRS tax Code purposes. The Company has calculated the fair value of the Class I units at $1.00 per unit, (total value $400,000). The Company is amortizing the grant value over the vesting period as compensation expense at the rate of $8,333 per month.

(9) RELATED PARTIES

The Company is obligated under a note payable to a related party through its wholly owned subsidiary HIDV in the amount of $95,491. This note does not carry an interest rate is due upon demand.

(10) CONCENTRATIONS OF RISK

a) Cash The Company maintains its cash in bank deposit accounts, which may, at times, may exceed federally insured limits. The Company had no cash balances in excess of FDIC insured limits at December 31, 2020.

b) Purchases During the period since inception (January 27, 2020) ended December 31, 2020, approximately 73% of the Company’s purchases were from two vendors. There are no amounts payable to these vendors at December 31, 2020.

(11) COVID-19 PANDEMIC

The Company’s management is unable to predict the full impact of COVID-19 on the Company.

The corona virus pandemic and subsequent state ordered shut down had an effect upon the Company’s operations. The Company’s access to capital was severely curtailed to totally eliminated, during the pandemic. The Company as yet does not know what the ultimate consequences of the pandemic will be upon its business model.

F-10

The Home Integrator Holdings, LLC

Notes to Consolidated Financial Statements

(12) SUBSEQUENT EVENTS

a) Private Placement of Series A member units. In January and February 2021, the Company completed a private placement of Series A member units. 550,000 Series A units were issued in exchange for $550,000 in cash, or $1.00 per unit.

b) Equity exchange agreement with RC-1, Inc. In February 2021, the Company entered into a share exchange agreement with RC-1, Inc. with RC-1 issuing 85,789,474 shares of common stock in exchange for 100% of the HIH issued Class A member units.

F-11